Exhibit 99.1

CONTACT:

Graphic Packaging Corporation

W. Scott Wenhold

Vice President and Treasurer

770-644-3062

BOARD OF DIRECTORS OF GRAPHIC PACKAGING CORPORATION APPROVES
MANAGEMENT SUCCESSION PLAN

Stephen Humphrey to be Vice Chairman, David Scheible to be President & CEO, Effective
January 1, 2007; Jeff Coors to be Vice Chairman and John R. Miller to Become
Non-Executive Chairman Effective August 8, 2006

MARIETTA, GA., July 21, 2006 — The Board of Directors of Graphic Packaging Corporation (NYSE:GPK), announced today that it has approved a management succession plan for the Company.  Under this plan David Scheible, the current Chief Operating Officer of Graphic, will become President and Chief Executive Officer; Steve Humphrey, the company’s current President and Chief Executive Officer, will become Vice Chairman.  Graphic’s current Executive Chairman, Jeffrey H. Coors, will become Vice Chairman and will be succeeded by John R. Miller as Non-Executive Chairman on August 8, 2006.  Mr. Scheible will assume his new position as President and Chief Executive Officer, and Mr. Humphrey will become Vice Chairman, as of January 1, 2007.  Both Mr. Coors and Mr. Humphrey will serve in their Vice Chairman positions through December 31, 2007.

Mr. Coors has been the Company’s Executive Chairman and a member of the Company’s Board of Directors since 2003.  From 2000 to 2003, Mr. Coors served as Chairman of Graphic Packaging International Corporation, (GPIC), a predecessor to the Company. From 1992 to 2003, Mr. Coors also served as the President and Chief Executive Officer of GPIC.  Mr. Coors served as Executive Vice President of the Adolph Coors Company from 1991 to 1992 and as its President from 1985 to 1989, as well as at Coors Technology Companies as its President from 1989 to 1992.

Mr. Humphrey has been the Company’s President and Chief Executive Officer and a member of the Company’s Board of Directors or its predecessor since 1997.  From 1994 through 1996, Mr. Humphrey was Chairman, President and Chief Executive Officer of National Gypsum Company, a manufacturer and supplier of building products and services. From 1981 until 1994, Mr. Humphrey was employed by Rockwell International Corporation, a manufacturer of electronic, industrial, automotive products, telecommunications systems and defense electronics products and systems, where he held a number of key executive positions. During his tenure, Mr. Humphrey has built a strong management team with leadership positions in most of the markets the Company serves. The team has focused on continuous improvement in both productivity and quality and has earned the trust of its customer base through performance and product innovation.

Mr. Scheible has been the Company’s Chief Operating Officer since October, 2004. Mr. Scheible earlier served as the Chief Operating Officer of GPIC from 1999 until 2003, at which time he became the Company’s Executive Vice President of Commercial Operations. Previously, he worked with the Avery Denison Corporation, most recently as its Vice President and General Manager of the Specialty Tape Division from 1995 through 1999 and Vice President and General Manager of the Automotive Division from 1993 to 1995. Mr. Scheible expects to continue the strategic direction and vision for the Company established under Mr. Coors and Mr. Humphrey.

Forward Looking Statements

Statements of the Company’s expectations related to its management succession plan included in this release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on currently available information and are subject to various uncertainties that could cause actual results to differ materially from the Company’s expectations. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these uncertainties and other risks is contained in the Company’s periodic filings with the SEC.

About Graphic Packaging Corporation

Graphic Packaging Corporation, headquartered in Marietta, Georgia, is a leading provider of paperboard packaging solutions to multinational food, beverage and other consumer products companies. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at http://www.graphicpkg.com

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